Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-267659 and 333-258165 on Forms S-8 of Northeast Community Bancorp, Inc. of our report dated June 18, 2026, relating to our audits of the financial statements and supplemental schedule, which appears in this Annual Report on Form 11-K of the NorthEast Community Bank Employees’ Savings & Profit-Sharing Plan and Trust for the year ended December 31, 2025.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

June 18, 2026